Exhibit 10.3

MIDDLEBURG FINANCIAL CORPORATION

2006 Management Incentive Plan

ARTICLE I

OBJECTIVE OF THE PLAN

The purpose of this 2006 Management Incentive Plan ("Plan") is to reward executives of Middleburg Financial Corporation (hereafter, the "Company") for creating value for the Company by maximizing Corporate Financial and Balanced Scorecard measure results and CAT and or Outside Bank Footprint  (OBF) goals.

ARTICLE II

PLAN ADMINISTRATION

The Compensation Committee of the Board shall administer the Plan and have authority to settle all matters and or disputes pertaining to this Plan, subject to Board approval.

The Plan is an annual Plan and is effective January 1, 2006 and shall remain in effect until the Board deems otherwise. A new Plan year shall commence on the first business day of the fiscal year.

ARTICLE III

PARTICIPANTS

Unless the Board deems otherwise, participation is limited to those participants recommended by the Chairman & CEO and approved by the Committee each Plan year

ARTICLE IV

PERFORMANCE OBJECTIVES

Prior to or at the beginning of each fiscal year, the Committee shall establish:

(i) Plan performance objectives for the Company, subsidiary or business unit of the Company based on the recommendation by the Chairman & CEO, and

(ii) the award formula or matrix by which all incentive awards under this Plan shall be calculated for Committee review and approval.

The Chairman & CEO, subject to Committee input, shall establish individual performance objectives for each Plan participant and evaluate each participant’s performance against pre-established individual objectives.

ARTICLE V

AWARD CALCULATIONS

Each Plan participant shall be assigned an incentive award target, calculated as a percentage of fiscal year-end base salary, which shall be awarded if the Company and the participant achieve targeted performance goals. Participants’ target awards shall be leveraged up when performance exceeds pre-established goals, or down if performance falls below pre-established goals. Following are the target awards and weights by Plan participant.

Target awards shall be weighted between 1) Company Financial measures, which shall be defined as Corporate Earnings Growth, ROA and ROE to plan; 2) Corporate Balanced Scorecard Measures, which shall be defined as Employee Satisfaction, Product Knowledge, Internal Support and Mystery Shopping; 3) CAT, which is defined as Client Action Team and 4) Outside Bank Footprint (OBF) measures. Goals and weightings shall be established and measured by the Compensation Committee.

ARTICLE VI

ADMINISTRATIVE MATTERS

The Committee reserves the right to withhold or reduce awards. In the event that Corporate financial results do not fund a Corporate incentive award, then all other awards will be reduced by 50% for those participants who are previously identified by the Committee.

Incentive awards shall be paid as soon as practicable following the end of the fiscal year, however in no event shall awards be paid later than March 15th of the subsequent fiscal year.

In the event of death, permanent disability, retirement or involuntary termination, unpaid awards shall be calculated on a pro-rated basis by taking the number of full months, including the month in which the terminating event occurred, and dividing those months by twelve. Prorated awards will be payable at the same time that normal award distributions occur.

Except in the case of death, disability or retirement, a participant shall forfeit his right to receive any Plan award in the event of voluntary or involuntary termination during the Plan year.

Interpolation shall be used to calculate incentive awards when performance falls between levels detailed in Schedule B.

ARTICLE VII

NO ENTITLEMENT TO BONUS

Subject to Committee discretion, Plan participants are not entitled to a distribution under this Plan unless the award is earned by attaining approved, pre-established Plan performance objectives.

ARTICLE VIII

TERMINATION OF PLAN

The Committee reserves the right to amend or terminate the Plan at any time within thirty days written notice to Plan participants. In the event of a Plan termination, participants shall continue to be eligible for incentive awards, if earned, for the current Plan year. Incentive awards shall be calculated as of the date of the Plan termination and payable as soon as practicable after the close of the Plan year.

ARTICLE IX

PARTICIPANT'S RIGHT OF ASSIGNABILITY

Participant awards shall not be subject to assignment, pledge or other disposition, nor shall such amounts be subject to garnishment, attachment, transfer by operation of law, or any legal process.

Nothing contained in this Plan shall confer upon participants any right to continued employment, nor interfere with the right of the Company to terminate a participant’s employment from the Company. Participation in the Plan does not confer rights to participation in other company programs, including annual or long-term incentive plans, non-qualified retirement or deferred compensation plans or other perquisite programs.

ARTICLE X

GOVERNING LAW

The laws of the Commonwealth of Virginia shall govern the validity, construction, performance and effect of the Plan.

IN WITNESS WHEREOF, the parties have executed this Plan on the date written below.

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Chairman & CEO

Date

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Chairman, Compensation Committee

Date

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